EXHIBIT 11
                                                               (page 1 of 2)

                          CBS INC. and Subsidiaries

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (In thousands, except per share amounts)

                             ___________________

                                                          PRIMARY
                                                  Year Ended December 31
                                                 1993      1992      1991
Earnings:
 Income (loss) from continuing operations      $326,188  $162,479  $(98,634)
 Post-tax interest on convertible
  debentures*                                     3,288    12,259    12,277
 Dividends on preference stock                  (12,500)  (12,500)  (12,500)
 Accretion on series B preference stock            (188)     (188)     (188)
 Income (loss) from continuing operations
  applicable to common shares                   316,788   162,050   (99,045)
 Gain from discontinued operations                                   12,871
 Cumulative effects of changes in
  accounting principles                                   (81,472)

 Net income (loss) applicable to
  common shares                                $316,788  $ 80,578  $(86,174)

Shares:
 Weighted average number of common
  shares outstanding                             14,797    13,423    14,217
 Common stock equivalents:
  Conversion of debentures*                         649     1,953     1,953
  Other                                              92        40        35

 Adjusted shares                                 15,538    15,416    16,205

Per share:
 Continuing operations                           $20.39    $10.51    $(6.11)
 Discontinued operations                                                .79
 Cumulative effects of changes in
  accounting principles                                     (5.28)

 Net income (loss)                               $20.39    $ 5.23    $(5.32)



*The debentures were converted in May 1993. Conversion was assumed for all prior periods.

                                                                 EXHIBIT 11
                                                               (page 2 of 2)

                          CBS INC. and Subsidiaries

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (In thousands, except per share amounts)
                            ____________________

                                                     FULLY DILUTED
                                                Year Ended December 31
                                               1993      1992      1991
Earnings:
 Income (loss) from continuing operations    $326,188  $162,479  $(98,634)
 Post-tax interest on convertible
  debentures*                                   3,288    12,259    12,277
 Income (loss) from continuing operations
  applicable to common shares                 329,476   174,738   (86,357)
 Gain from discontinued operations                                 12,871
 Cumulative effects of changes in
  accounting principles                                 (81,472)

 Net income (loss) applicable to
  common shares                              $329,476  $ 93,266  $(73,486)

Shares:
 Weighted average number of common
  shares outstanding                           14,797    13,423    14,217
 Common stock equivalents:
  Conversion of debentures*                       649     1,953     1,953
  Other                                            92        40        35
 Assumed conversion of preference B stock         864       864       864

 Adjusted shares                               16,402    16,280    17,069

Per share:
 Continuing operations                         $20.09    $10.73    $(5.06)
 Discontinued operations                                              .75
 Cumulative effects of changes in
  accounting principles                                   (5.00)

 Net income (loss)                             $20.09(a) $ 5.73(b) $(4.31)(b)

*The debentures were converted in May 1993. Conversion was assumed for all prior periods.

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.